Exhibit 2


                  TRANSACTIONS IN SHARES EFFECTED BY REPORTING
                           PERSONS DURING PAST 60 DAYS

--------------------------------------------- ------------------------- -------------------------------- --------------------------
                                                Date of Transaction
Nature of Transaction*                              (Trade Date)               Number of Shares               Price per Share**
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             10/30/00                       5,000                           2.072
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             10/31/00                      22,500                           2.025
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/1/00                       20,000                           2.025
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/2/00                       60,000                           1.900
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/3/00                       15,000                           1.896
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/6/00                       37,000                           1.896
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/7/00                       18,900                           1.996
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/8/00                       59,500                           2.017
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/9/00                       30,000                           2.025
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/10/00                      26,600                           1.956
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/13/00                      31,700                           1.876
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             11/30/00                      324,000                          1.595
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Sale of Shares by O'Sullivan***                       11/30/00                       4,000                           1.750
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             12/20/00                      10,000                           1.588
--------------------------------------------- ------------------------- -------------------------------- --------------------------
Purchase of Shares by TSP                             12/26/00                      15,000                           1.713
--------------------------------------------- ------------------------- -------------------------------- --------------------------



-------------------

* Except as otherwise indicated, all transactions were effected by ordinary broker's transactions in the over-the-counter market.

**   In case of purchases, includes broker's commissions.

*** Shares sold from O'Sullivan family trusts for which O'Sullivan directs investments.


                                     E-2-1